Exhibit 99

Best Buy Provides Updates on Evolution of Employee Pay and
Sales Performance

Increasing Starting Hourly Wage to $15 on Aug. 2

Quarter-to-Date Sales Up Approximately 2.5% Compared to Last Year

Sales Up Approximately 15% Compared to Last Year Since Stores
Re-opened for Customer Shopping

MINNEAPOLIS, July 21, 2020 -- Best Buy Co., Inc. (NYSE: BBY) today announced updates related to employee pay evolution and Q2 FY21 quarter-to-date sales performance.

Employee Pay Evolution

The company is raising the starting hourly wage for all Domestic employees to $15 effective Aug. 2.

“Strong consumer demand, combined with shopping experiences that emphasize safety and convenience, has helped produce our sales results to date,” Best Buy CEO Corie Barry said. “None of this would be possible without the effort and energy of our front-line employees working in stores, supply chain facilities and customers’ homes. Today’s announcement on pay reflects an ongoing evolution and investment in how we compensate them for their critical work and is the result of clear and consistent feedback from field employees across the country. In the early days of the COVID-19 crisis, we made a number of temporary decisions, including providing appreciation pay to hourly field employees, and we’re now pleased to evolve to a more structural approach that significantly invests in paying and supporting them in ways that they have asked for and so clearly earned.”

Since the early stages of the pandemic, all hourly retail associates and supply chain employees who were working received incremental hourly appreciation pay. The incremental appreciation pay started March 22 and ends Aug. 1.

On April 19, the company temporarily furloughed approximately 51,000 Domestic hourly store employees, including nearly all part-time employees. At that time, the company retained approximately 82% of its full-time store and field employees on its payroll, including the vast majority of In-Home Advisors and Geek Squad Agents. On June 15, the company began bringing employees back from furlough, and approximately half of the 51,000 Domestic hourly employees have returned from furlough so far. The company has extended health benefits at no cost through Sept. 5 to the remaining furloughed employees currently enrolled in a Best Buy health plan.

Beginning Aug. 2, the company is evolving its pay structure. Driven by extensive employee feedback, and to provide more predictability in pay, a 4% increase in hourly rate will replace short-term incentive compensation for hourly store employees below the leadership level. After the 4% hourly pay increase, employees who are not yet at $15 per hour will have their pay increased to the $15 per hour starting wage.

Q2 FY21 Sales Update1

At the beginning of Q2 FY21, the company started welcoming customers back into its stores by offering an in-store consultation service to customers, by appointment only. On June 15, Best Buy began allowing customers to shop without an appointment at more than 800 stores across the U.S. As of June 22, almost all of the company’s stores were open for shopping. The company has also continued to offer contactless curbside pickup and in-store consultations for those who prefer to shop that way. Throughout this entire time period and across all the ways customers can shop, the company has continued to adhere to safety protocols that limit capacity, follow strict social distancing practices and use proper protective equipment.

The company’s Q2 FY21 quarter-to-date sales through July 18 increased approximately 2.5% compared to the prior year, which included Domestic sales growth of approximately 2% and International sales growth of approximately 8%. The following provides additional information regarding estimated sales results for the company’s Domestic business:

•	Quarter-to-date through July 18, online sales growth was approximately 255% compared to the prior year.
•	Quarter-to-date through July 18, the largest sales growth drivers were the computing, appliance and tablet categories.
•	In the period starting June 15, when the company began opening stores for shopping, through July 18, the company’s sales growth was approximately 15% compared to the prior year.
•	In the period starting June 15 through July 18, online sales remained strong with sales growth of approximately 185% compared to the prior year.

As a reminder, on March 21, the company withdrew all previously issued financial guidance for FY21. The company will provide additional business updates when it releases its Q2 FY21 results on Aug. 25.

Notes:

(1) All references to sales within this release are calculated based on the company’s interim period data, which the company uses to monitor transactional revenue performance on a daily or weekly interval. The company believes interim sales data provides helpful insight during periods when the company may experience significant shifts in revenue trends as a result of COVID-19-related impacts. Sales growth percentages represent the year-over-year change compared to the same period in the prior fiscal year, which are based on absolute sales dollar changes and are not presented in accordance with the company’s comparable sales definition. The sales percentages in this release are unaudited and subject to quarter-end revenue accounting adjustments. When the company prepares its financial statements for the fiscal quarter ending August 1, 2020, it may identify material adjustments that would have changed the amounts shown for the periods described in this release. Other companies may track interim period sales data using different methods and systems, and therefore the estimated data presented here may not be comparable to any data released by other companies.

Forward-Looking and Cautionary Statements:

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, operational investments, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “assume,” “estimate,” “expect,” “intend,” “foresee,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: the duration and scope of the COVID-19 pandemic and the impact on demand for our products and services, levels of consumer confidence and our supply chain; the effects and duration of steps we take in response to the pandemic, including the implementation of our interim and evolving operating model; actions governments, businesses and individuals take in response to the pandemic and their impact on economic activity and consumer spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; competition (including from multi-channel retailers, e-commerce business, technology service providers, traditional store-based retailers, vendors and mobile network carriers), our expansion strategies, our focus on services as a strategic priority, our reliance on key vendors and mobile network carriers, our ability to attract and retain qualified employees, changes in market compensation rates, risks arising from statutory, regulatory and legal developments, macroeconomic pressures in the markets in which we operate, failure to effectively manage our costs, our reliance on our information technology systems, our ability to prevent or effectively respond to a privacy or security breach, our ability to effectively manage strategic ventures, alliances or acquisitions, our dependence on cash flows and net earnings generated during the fourth fiscal quarter, susceptibility of our products to technological advancements, product life cycle preferences and changes in consumer preferences, economic or regulatory developments that might affect our ability to provide attractive promotional financing, interruptions and other supply chain issues, catastrophic events, health crises, pandemics, our ability to maintain positive brand perception and recognition, product safety and quality concerns, changes to labor or employment laws or regulations, our ability to effectively manage our real estate portfolio, constraints in the capital markets or our vendor credit terms, changes in our credit ratings, any material disruption in our relationship with or the services of third-party vendors, risks related to our exclusive brand products and risks associated with vendors that source products outside of the U.S., including trade restrictions or changes in the costs of imports (including existing or new tariffs or duties and changes in the amount of any such tariffs or duties) and risks arising from our international activities.

A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission (“SEC”), including, but not limited to, Best Buy’s Annual Report on Form 10-K filed with the SEC on March 23, 2020. Best Buy cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

Investor Contact:	Media Contact:
Mollie O'Brien	Keegan Shoutz
mollie.obrien@bestbuy.com	keegan.shoutz@bestbuy.com